UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2005

GLENBOROUGH REALTY TRUST INCORPORATED

(Exact name of Registrant as Specified in Charter)

Maryland	001-14162	94-3211970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 South El Camino Real, Ste. 1100, San Mateo, California 94402

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 343-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 1, 2005, Glenborough Realty Trust Incorporated (the “Company”) was informed by Stephen Saul that he would resign from his positions as Executive Vice President and Chief Financial Officer of the Company, effective December 31, 2005. In order to ensure an orderly transition, Mr. Saul agreed to remain with the Company until March 2006.

As announced via press release today, attached hereto as Exhibit 99.1 and incorporated herein by reference, Brian S. Peay has been appointed Executive Vice President and Chief Financial Officer of the Company. This appointment is effective January 1, 2006, or sooner in the event that Mr. Saul departs prior to January 1, 2006.

Mr. Peay, 40, currently serves as the Company’s Senior Vice President, Joint Ventures, a position he assumed in April 2005. Mr. Peay is primarily responsible for developing and managing strategic relationships with the Company’s joint venture partners. Previously, Mr. Peay served as Senior Vice President, Finance and Accounting since September, 2003. Mr. Peay joined the Company in November 1997 and has held the positions of Vice President—Finance and Accounting and Manager of Capital Markets. Prior to joining the Company, Mr. Peay worked for Cliffwood Partners, L.P., a REIT hedge fund manager, and for the real estate accounting firm Kenneth Leventhal and Company. Mr. Peay earned a CPA designation and has a B.S. from the University of California, Santa Barbara.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is being filed with this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Press Release dated December 2, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLENBOROUGH REALTY TRUST INCORPORATED

Date: December 2, 2005	By:	/s/ Stephen R. Saul
Stephen R. Saul
Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated December 2, 2005.